Exhibit 10.4.1

First Addendum of Lease Agreement dated March 27, 2014

Made and executed in Tel Aviv on the : 1s day of July, 2014

Between:	Ogen Yielding Real Estate Ltd., Company No. 52-003309-3
Of 3 Har Sinai St., Tel Aviv
(Hereinafter: “the Lessor”)

The first party;

And between:	PolyPid Ltd., Company No. 514105923
Of 18 HaSivim St., Petah Tikva
(Hereinafter: “the Lessee”)

The second party;

Whereas:

On March 27, 2014 the Lessee and the Lessor signed a lease agreement according to which the Lessee leased the Leased Premises, within their meaning in the Lease Agreement, located in HaSivim St. in Petah Tikva (hereinafter respectively: “the Agreement” and “the Leased Premises”);

And whereas:

The Lessee requested from the Lessor to lease an additional area of approximately 377sqm gross, located in the ground floor in Tamar Building, according to the blueprint hereby enclosed as Appendix A (hereinafter: “Additional Leased Premises”);

And whereas:	The Lessor granted the request of the Lessee in accordance with the provisions set forth in this Addendum hereunder;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.                            Preamble

1.1.                                     The preamble hereto shall be deemed an integral part of this Addendum.

1.2.                                     All definitions used in this Addendum shall have the meaning assigned to them in the Lease Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

1.3.                                     The provisions set forth in the Lease Agreement shall continue to apply to the parties, mutatis mutandis, except for the provisions set forth in this Addendum in respect of which the parties agreed as stated hereunder.

1.4.                                     The provisions set forth in this Addendum shall be construed as adding to the said in the Lease Agreement and shall not derogate therefrom. Notwithstanding the said, in the event of discrepancy between the provisions set forth in the Lease Agreement and the provisions set forth in this Addendum, the provisions set forth in this Addendum shall take precedence and shall be binding.

2.                            The Additional Leased Premises

2.1.                                     Subject to the provision of the updated guarantee and the certificates of insurance (as stated hereunder) by the Lessee to the Lessor, the Additional Leased Premises shall be added to the Leased Premises.

2.2.                                     The purpose lease of the Additional Leased Premises is identical to the Purpose of Lease set forth in the Agreement. For the avoidance of doubt, it is clarified that no additional modifications shall be performed in the Additional Leased Premises.

3.                            Term of Lease

3.1.                                     It is agreed that the Additional Leased Premises shall be delivered to the Lessee on June 12, 2014 (hereinafter: “Delivery Date”). As of the Delivery Date the Lessor and the Lessee shall perform adjustment works in the Additional Leased Premises (as stated hereunder) in coordination and cooperation between the parties, subject to the fulfillment by the Lessee of all its undertakings in the Agreement and in this Addendum, including the cumulative fulfillment of the following conditions: the Lessee furnished to the Lessor the updated guarantee (within its meaning in Section 5 hereunder) and the certificates of insurance specified in Section 6 hereunder.

3.2.                                     The Term of Lease of the Additional Leased Premises shall commence on September 7, 2014 and shall expire according to the expiration of the Term of Lease of the Leased Premises as stated in the Agreement, i.e. on January 11, 2020 (hereinafter: “Term of Lease of the Additional Leased Premises”). For the avoidance of doubt, it is clarified that the entire

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

provisions set forth in the Agreement regarding the Second Term of Lease shall also apply to the Additional Leased Premises.

3.3.                                     For the avoidance of doubt, it is hereby clarified that to the extent that the Agreement is lawfully terminated by the parties, such termination as aforesaid shall apply also with respect to the Additional Leased Premises and in such circumstances as aforesaid the Term of Lease of the Additional Leased Premises shall be terminated early, and the Lessee shall vacate the Additional Leased Premises in accordance with the provisions set forth in the Agreement, without derogating and/or detracting from any right and/or relief the parties may seek in accordance with the provisions set forth in any agreement and/or in accordance with the provisions set forth in any law.

4.                            Rent and Management Fees

4.1.                                     During the Term of Lease of the Additional Leased Premises the Lessee undertakes to pay to the Lessor for the Additional Leased Premises Rent in the amount of NIS 50 (fifty new Israeli shekels) for each 1sqm gross of the area of the Additional Leased Premises, in addition to statutory VAT, and in addition to linkage differentials in accordance with the provisions set forth in Section 4.6 hereunder (hereinafter: “Rent for the Additional Leased Premises”). For the avoidance of doubt, it is clarified that during the Second Term of Lease the Rent in the Additional Leased Premises shall increase in accordance with the provisions set forth in the Second Term of Lease in Appendix F of the Agreement.

4.2.                                     Notwithstanding the said, it is agreed that as of commencement of the Term of Lease of the Additional Leased Premises, the Lessee shall have a grace period of 4 (four) months with respect to the Leased Premises (hereinafter: “Grace Period in the Additional Leased Premises”) during which the Lessee shall be exempt solely from the payment of the Rent for the Additional Leased Premises and during this period the Lessee shall incur all other payments in respect of the Additional Leased Premises, including municipal taxes, electricity, water and Management Fees for the management of the Additional Leased Premises (within the meaning of this term in Section 4.2 hereunder). It is further agreed that with respect to the part of the Additional Leased Premises that is designated to be used as clean rooms and laboratories (except for the dining room), that constitutes an area of approximately 300sqm gross, the grace period that shall be granted shall be two additional months (2 months) (beyond the said period of 4 months

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

as aforesaid) however only in the event the operation of these rooms is delayed and during this period the Lessee shall be exempt solely from payment of the Rent for an area of 300sqm gross as aforesaid.

4.3.                                     It is clarified that beyond the period of 6 months the Rent shall be paid in accordance with the provisions set forth in the Agreement, even if the operation of the said area is delayed. In the event the Lessee starts to use the Additional Leased Premises until 7.9.2014, Grace Period in the Additional Leased Premises shall be shortened to 4 months.

4.4.                                     During the Term of Lease of the Additional Leased Premises the Lessee undertakes to pay to the Lessor for the Additional Leased Premises Management Fees in the amount of NIS 12 (twelve new Israeli shekels) for each 1sqm gross of the area of the Additional Leased Premises, in addition to statutory VAT, and in addition to linkage differentials (hereinafter: “Management Fees for the Additional Leased Premises”). For the avoidance of doubt, it is clarified that the Management Fees during the Second Term of Lease shall increase in accordance with the provisions set forth in Appendix F of the Agreement.

4.5.                                     The manner of payment of the Rent for Additional Leased Premises and the Management Fees for the Additional Leased Premises shall be as stated in Section 9 of the Agreement.

4.6.                                     For the avoidance of doubt, it is clarified that the Basic Index, within its meaning in the Agreement, is the consumer price index of February 2014 that was published on 15.3.2014.

4.7.                                     The Lessee undertakes to pay for the Additional Leased Premises the full amount of the Rent for the Additional Leased Premises, Management Fees for the Additional Leased Premises and taxes and payments as stated in Section 11 of the Agreement, even if the Lessee vacates the Additional Leased Premises and/or did not use the Additional Leased Premises and/or made partial use of the Additional Leased Premises, for whatever reason.

5.                            Securities

The Lessee undertakes to update the amount of the bank guarantee that was provided to the Lessor in a manner that an amount equal to the Rent for the Additional Leased Premises and the Management Fees of the Leased Premises shall be added for 3 months of lease, in addition to statutory VAT and linkage differentials (hereinafter:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

“Updated Guarantee”). It is agreed that a condition for delivery of possession in the Additional Leased Premises is provision of the Updated Guarantee to the Lessor on the Delivery Date.

6.                            Insurance and liability

Each of the parties undertakes to fulfill the undertakings applicable to it regarding the insurances in accordance with the provisions set forth in the Agreement and the insurance appendixes enclosed therewith also with respect to the Additional Leased Premises.

7.                            Adjustment works

It is agreed that the Lessor shall perform adjustment works in the Additional Leased Premises as stated hereunder, until the Lease Commencement Date of the Additional Leased Premises:

7.1.                                     Adjustment of peripheral walls and entries to the Leased Premises according to the architectural plans of the Lessee that will be approved by the Lessor; the Lessor undertakes to withhold approval for reasonable considerations;

7.2.                                     Modification of the air-conditioning system and the fire detection and fire suppression system as customary in the offices. For the avoidance of doubt, it is clarified that the Lessee shall be solely responsible for any modification and/or adjustment that are necessary (if any) in the said systems, in light of the use made of the Additional Leased Premises (as opposed to the use of offices).

7.3.                                     Water and drainage in delivery pipes operated by an electrical pump in accordance with the architectural plans and the existing circumstances in the field.

7.4.                                     The Lessee undertakes to obtain from the authorities all the approvals that are necessary for the purpose of operating the Additional Leased Premises, to the extent that such approvals are necessary.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands And Seal On The Day, Month And Year First Hereinabove Written:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee